EXHIBIT 3.46
RAMADA NEW JERSEY, INC.
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BYLAWS
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ARTICLE I
OFFICES
     Section 1. The principal executive office shall be located in Phoenix, Arizona.
     Section 2. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of shareholders for the election of directors shall be held at such place and time as may be determined by the board of directors.
     Section 2. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting and if the corporation has a chairman of the board of directors then special meetings of the shareholders may be called by the chairman.
     Section 3. Written or printed notice of a special meeting of shareholders, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat not less than ten nor more than sixty days before the date fixed for the meeting.
     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.
     In all elections for directors every shareholder entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected.
     Section 4. Unless otherwise provided in the articles, any action except election of directors which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitlted to vote thereon were present and voted. Except to fill a vacancy in the board of directors not filled by the directors, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Any election of a director to fill a vacancy (other than a vacancy created by removal) not filled by the directors requires the written consent of a majority of the shares entitled to vote.
ARTICLE V
DIRECTORS
     Section 1. The number of directors shall be at least three (3) with a maximum of five (5). Directors need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.
     Section 2. Unless otherwise provided in the articles of incorporation vacancies, except for a vacancy created by the removal of a director, and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. Unless otherwise provided in the articles of incorporation any vacancy created by the removal of a director shall be filled by the shareholders by the vote of a majority of the shares entitled to vote at a meeting at which a quorum is present. Any vacancies, which may be filled by directors and are not filled by the directors, may be filled by the shareholders by a majority of the shares entitled to vote at a meeting at which a quorum is present.
     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.
     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.
     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president on two (2) days’ notice to each director, either personally or by mail or by telephone or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
     Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 6. Majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.
ARTICLE VII
EXECUTIVE COMMITTEE
     Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The board of directors may designate one or more directors as alternate members of the executive committee. The executive committee shall not have authority: (1) To approve any action which will also require the shareholders’ approval; (2) To fill vacancies on the board or in any committee; (3) To fix the compensation of directors for serving on the board or on any committee; (4) To amend or repeal the bylaws or adopt new bylaws; (5) To amend or repeal any resolution of the board which by its express terms is not so amendable or repealable; (6) To make a distribution to the shareholders except at a rate or in a periodic amount or within a price range determined by the board; or (7) To appoint other committees of the board or the members thereof.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notices to directors may also be given by telegram. Notice to any shareholder shall be given at the address furnished by such shareholder for the purpose of receiving notice. If such address is not given and if no address appears on the records of the corporation for any shareholder then notice may be given to such shareholder at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which said principal executive office is located. If a notice of a shareholders’ meeting is sent by mail it shall be sent by first-class mail.
     Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 5. The officers of the corporation shall hold office until their successors are chose and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE PRESIDENT
     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS
     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES
     Section 1. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares and the class or series of shares owned by him in the corporation. If the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate either (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares to be issued and upon the holders thereof; or (2) a summary of such rights, preferences, privileges and restrictions with reference to the provisions of the articles and any certificates of determination establishing the same; or (3) a statement setting forth the office or agency of the corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in item (1) heretofore.

     Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
CLOSING OF TRANSFER BOOKS
     Section 5. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.
     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

REGISTERED SHAREHOLDERS
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation and the New Jersey General Corporation Law.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the date of its incorporation and the words “Corporate Seal”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS
     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.
     The board of directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa in the bylaws. The board of directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the New Jersey General Corporation Law.